Exhibit 99.1

Aldeyra Therapeutics Expands Drug Development Team in Advance of NS2 Clinical Trials

Burlington, MA, September 2, 2014 – Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to free aldehydes, today announced the expansion of its drug development team with three strategic hires to support upcoming studies for its lead product candidate, NS2.

Donna Keith will supervise Chemistry Manufacturing and Controls (CMC), while Dr. Philip L. Piscitelli and Rachel G. Sorensen will supervise clinical development. Collectively, the team has over 40 years of drug development experience with companies such as Genzyme, Vertex Pharmaceuticals, Baxter International, MGI Pharma, Synageva BioPharma, and Verastem.

“We are pleased to announce the recruitment of a highly experienced and accomplished group of pharmaceutical professionals to Aldeyra. With these key hires, we are well-positioned to continue the development of NS2 for its two lead indications,” said Scott L. Young, Chief Operating Officer of Aldeyra Therapeutics. “We look forward to the contributions from our team as we work to develop novel therapies for the treatment of serious diseases that are related to free aldehyde toxicity.”

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2 and other related compounds, designed to trap free aldehydes. Aldeyra plans to file Investigational New Drug (IND) applications for clinical testing of NS2 in 2014 for the treatment of Sjögren-Larsson Syndrome and acute anterior uveitis. NS2 has not been approved for sale in the U.S. or elsewhere. www.aldeyra.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward- looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval of Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of

Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s final prospectus filed under Rule 424(b)(4) with the Securities and Exchange Commission (SEC) in connection with Aldeyra’s initial public offering and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 7, 2014. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Contact:

David Burke/Lee Roth

The Ruth Group

Tel: +1 646-536-7009/7012

dburke@theruthgroup.com/lroth@theruthgroup.com